SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549
                     ______________________

                            FORM 8-K/A
                        (Amendment No. 1)

                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
                         August 26, 1996


         Specialized Health Products International, Inc.
      (Exact name of registrant as specified in its charter)

                            Delaware
         (State or other jurisdiction of incorporation)

            0-26694                         93-0945003
   (Commission file number)        (IRS employer identification
                                               no.)


    655 East Medical Drive,                   84010
        Bountiful, Utah
(Address of principal executive             (Zip code)
           offices)


                         (801) 298-3360
      (Registrant's telephone number, including area code)



           This document contains a total of 19 pages.

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Item 5.  Other Events.

     On or about August 26, 1996, Specialized Health Products International, Inc. (the "Company") entered into an exclusive distribution agreement (the "Agreement") with Becton, Dickinson and Company ("BD") relating to the Company's Safety Cradle sharps container products (the "Products"). The Agreement grants BD an exclusive world-wide right to market and distribute the Products for an initial term of three years, which term may be extended by BD annually thereafter. The first sales pursuant to the Agreement are expected to occur in the fourth quarter of 1996, after the Company has made several modifications to the Products, which modifications are required by the Agreement. The Company does not expect substantial sales of the Products prior to such time.

     The Products may be sold, at BD's option, either under the Company's name or under BD's label. The Products will, however, be imprinted with the Company's name. The sales price of the Products to BD under the Agreement can be adjusted under certain circumstances for changes in the initial term of the Agreement. The Company is not required to distribute its future, unrelated products through BD.

     The Agreement presents certain additional risks to the Company. These include, among other things (i) reliance for sale of the Products on BD, and therefore reliance on BD's marketing ability, marketing plans and credit-worthiness; (ii) if the Products are marketed under BD's label, goodwill associated with the Products may inure to the benefit of BD rather than the Company; (iii) the Company has only limited protection from changes in manufacturing costs (other than raw materials costs) during the initial term of the Agreement; (iv) if the Company is reliant on BD for all or substantially all of its sales, the Company may be restricted in its ability to effectively negotiate with BD for renewal of the Agreement.

     The Company believes that sales of the Products will increase substantially during the next year. If sales do not increase substantially, the Company will need to raise additional funds through public or private financings. No assurance can be given that additional financing will be available or that, if available, it will be available on terms favorable to the Company or its stockholders. If adequate funds are not available to satisfy short-term or long-term capital requirements, the Company may be required to reduce substantially, or eliminate certain areas of its product development activities, limit its operations significantly, or otherwise modify its business strategy.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     a.   Financial Statements of Businesses Acquired.

          Not applicable.

     b.   Pro Forma Financial Information.

          Not applicable.

     c.   Exhibits.

 Number                         Description

  10.1 Distribution Agreement, dated August 26, 1996, by and among Specialized Health Products International, Inc. and Becton Dickinson and Company (certain portions of the agreement were omitted from the exhibit pursuant to a request for confidential treatment).

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 SPECIALIZED HEALTH PRODUCTS
                                 INTERNATIONAL, INC.



Date: October 1, 1996            By    /s/ David A. Robinson
                                       David A. Robinson
                                       President, Chief Executive
                                       Officer and Director

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